Exhibit 10.3
SIX FLAGS ENTERTAINMENT CORPORATION 2024 OMNIBUS INCENTIVE PLAN
PERFORMANCE STOCK UNIT AWARD DECLARATION
This Performance Stock Unit Award Declaration (“Declaration”) is made pursuant to the terms and conditions of the Six Flags Entertainment Corporation 2024 Omnibus Incentive Plan (the “Plan”), including (without limitation) Section 9, the provisions of which are incorporated into this Declaration by reference. Capitalized terms used herein shall have the meanings used in the Plan, unless indicated otherwise.
1.Performance Award in General. The Participant’s Performance Stock Unit Award (the “Award”) is outlined in the attached Notice of PSU of Six Flags Entertainment Corporation (the “Notice”), the provisions of which are incorporated into this Declaration by reference. The target number of potential Performance Stock Units for this Award (the “Target Number”) for the performance period specified in Exhibit A (the “Performance Period”) is the number set forth under the “Share Amount” caption in the Notice. Under this Award, the Participant shall be eligible to receive up to a maximum number of 373,367 potential Performance Stock Units (the “Maximum Number”) for the Performance Period, as determined pursuant to the performance goals and objectives as set forth on Exhibit A (the “Performance Objectives”) and as set forth in Section 2 of this Declaration; provided that except as otherwise provided in this Declaration, the number of Performance Stock Units to be paid will depend on (i) the continued Service of Participant until each Vesting Date, and (ii) the level of attainment of the Performance Objectives set forth on Exhibit A during the Performance Period. The Performance Stock Units subject to this Award shall not be credited with Dividend Equivalent Rights. This Award is subject to certain terms of the Participant’s employment agreement with the Company dated March 24, 2026 (the “Employment Agreement”), which are incorporated herein by reference.
2.Vesting and Payment.
A.Performance Stock Units under this Award shall vest on the date the applicable Performance Objective is achieved during the Performance Period (any such date, the “Vesting Date”); provided that (i) if such date occurs during the Participant’s Term under the Employment Agreement, the Participant remains in Service until such date, and (ii) if such date occurs during the Performance Period after the Term, the Participant has remained in Service until the expiration of the Term. Upon the Vesting Date, vested Performance Stock Units shall thereupon be paid in a lump sum in unrestricted shares of Common Stock, on the basis of one (1) share of Common Stock per vested Performance Stock Unit, within seventy-four (74) days following the end of the Vesting Date (the actual date of payment is referred to herein as the “Payment Date”); provided that if such seventy-four (74) day period begins in one calendar year and ends in another, the Participant shall not have the right to designate the calendar year of payment.
B.Notwithstanding the foregoing, upon the termination of the Participant’s Service during the Restricted Periods, Section 6 of the Participant’s Employment Agreement shall apply to this Award and shall govern and control over any conflicting provision in the Plan or this Declaration, including, for the avoidance of doubt, during Participant’s Term (as defined in the Employment Agreement) as well as during any Performance Period following the expiration of Participant’s Term under the Employment Agreement. Accordingly, (i) if the Participant’s Service is terminated by the Company without Cause or if the Participant resigns for Good Reason (each as defined in the Employment Agreement), Section 6.1(b) of the Employment Agreement shall apply, subject to Section 6.4 of the Employment Agreement, including without limitation in connection with a Change in Control (as defined in the Employment Agreement), and (ii) if the Participant’s Service is terminated for any reason other than by the Company without Cause or if the Participant resigns for Good Reason, Section 6.2 of the Employment Agreement shall apply, including, without limitation, that any shares of Common Stock issued in settlement of the Performance Stock Units in accordance with Section 2A herein in the calendar year in which termination occurs, shall be subject to clawback (forfeiture) on a pro-rata basis, based on the number of days remaining in the calendar year in which the Performance Objective was achieved (if any), divided by 365.
C.Except as permitted by Section 409A (or an exception thereto), Section 4 of this Declaration or the applicable provisions of the Employment Agreement, no payment shall be accelerated.
3.Tax Matters and Withholding. To the extent permitted by applicable securities laws, the Company, the Participant’s employer or their agent(s) shall withhold all required local, state, federal, and other taxes and any other amount required to be withheld by any governmental authority or law from the shares of Common Stock issued pursuant to the Award, and shares of Common Stock issued hereunder shall be retained by, surrendered back to or reacquired by the Company or an Affiliate as necessary in order to accomplish the foregoing, with the number of shares of Common Stock to be delivered on the Payment Date being reduced accordingly. The number of shares of Common Stock to be withheld shall have a Fair Market Value equal to the amount required to be withheld as of the date that the amount is withheld. The Participant will execute such other documentation as may be necessary or appropriate to accomplish the foregoing. Prior to such withholding, in accordance with procedures established by or agreement of the Committee or the Participant’s employer, the Participant may arrange to pay all applicable withholdings in cash on the due date of such withholdings. To the extent applicable law does not permit the withholding of shares of Common Stock, the Participant shall pay all applicable withholdings in cash on the due date of such withholdings.
4.Priority of Agreements. The terms of the Employment Agreement with the Company shall govern and control over any conflicting term of the Plan to the extent and as provided in Section 2 of this Declaration.
5.Clawback. In accordance with Section 13.3 of the Plan, by accepting the Performance Stock Units, the Participant acknowledges that the Participant is fully bound by, and subject to all of the terms and conditions of, the Clawback Policy, and the Grantee agrees to abide by the terms of the Company’s Clawback Policy and is otherwise subject to any clawback, recovery or recoupment arrangements or policies the Company has in place from time to time. To the extent that the Committee determines that all or any portion of the Performance Stock Units or the shares of Common Stock issued on settlement thereof (or the value of those shares) must be cancelled, forfeited, repaid, or otherwise recovered by the Company, the Participant shall promptly take whatever action is necessary to effectuate such cancellation, forfeiture, repayment, or recovery. No recovery of all or a portion of the Performance Stock Units or the shares of Common Stock issued on settlement thereof under the Clawback Policy will be an event giving rise to a right to resign for Good Reason under any agreement with the Company. In the event of any conflict between the terms of the Clawback Policy and the terms of the Plan or this Declaration, the terms of the Clawback Policy shall govern.
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IN WITNESS WHEREOF, Six Flags Entertainment Corporation has caused this Declaration to be executed by its duly authorized officer as approved by the Committee and the Participant has executed this Declaration as of the day and year below written.

SIX FLAGS ENTERTAINMENT CORPORATION By: Title: Date:

PARTICIPANT By: Title: Date:

A copy of the Six Flags Entertainment Corporation 2024 Omnibus Incentive Plan Information Statement is available for review on the Six Flags Intranet link at [______] under “Document Share”, and a copy of the most current Form 10-K is available for review at [______].

Exhibit A
Performance Objectives
See attached.

Notice of PSU of Six Flags Entertainment Corporation

Company Name: Six Flags Entertainment Corporation
Plan: Six Flags Entertainment Corporation 2024 Omnibus Incentive Plan
Participant ID:
Participant Name:
Participant Address:
Grant/Award Type: Performance Stock Units
Share Amount:
Grant/Award Date: